EXHIBIT 10.4
CONFIDENTIALITY AND
NON-DISCLOSURE AGREEMENT

This Confidentiality and Non-Disclosure Agreement (“Agreement”) is entered into as of February 19, 2014, by and between Calpine Corporation, a Delaware corporation with its principal executive offices at 717 Texas Avenue, Suite 1000, Houston, Texas 77002 ("Calpine"); and LS Power Equity Advisors, LLC, a Delaware limited liability company, with its principal executive offices at 1700 Broadway, 35th Floor, NY, NY 10019 (“LS Power”), referred to collectively as "Parties" and individually as "Party."

RECITALS

A.
The Parties desire to exchange certain proprietary or confidential information for the purpose of evaluating the potential acquisition of certain of Calpine’s power generating facilities and other assets (the “Proposed Transaction”); and

B.	The Parties are willing to provide such information for such purpose in accordance with the terms hereof;

NOW, THEREFORE, Calpine and LS Power do hereby mutually agree as follows:

1.    Definitions.

a.
"Confidential Information" shall mean all confidential or proprietary written, recorded, electronic or oral information or data (including without limitation research, developmental, engineering, manufacturing, technical, marketing, sales, financial, operating, performance, cost, business and process information or data, trade secrets, discoveries, ideas, designs, data, source code, object code, processes, computer programs, developments, flow diagrams, know-how, and computer programming and other software and software techniques) provided (whether such confidentiality or proprietary status is indicated orally or in writing, whether or not the specific words "confidential" or "proprietary" are used) to a Party (the “Receiving Party”) by the other Party (the “Disclosing Party”) in the course of the exchange of such information or data between the Parties. Without limiting the aforesaid, the existence of discussions between the Parties regarding the Proposed Transaction shall constitute Confidential Information hereunder.

b.	“Person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership, other entity or individual.

c.	“Representatives” shall mean as to any Person, its directors, officers, employees, agents and advisors (including, without limitation, financial advisors, attorneys and accountants).

2.	Confidentiality and Non-Use. In consideration of each Party's providing Confidential Information, the Parties agree as follows:

a.
The Receiving Party shall hold confidential and not disclose to any Person, without the prior written consent of the Disclosing Party, all Confidential Information and any information about the Proposed Transaction, or the terms or conditions or any other facts relating thereto, including, without limitation, the fact that discussions are taking place with respect thereto or the status thereof, or the fact that Confidential Information has been made available to the Receiving Party or its Representatives; provided, however, that the Receiving Party may disclose such Confidential Information to its Representatives who are actively and directly participating in its evaluation of the Proposed Transaction or who otherwise need to know the Confidential Information for the purpose of evaluating the Proposed Transaction;

b.	The Receiving Party shall cause all its Representatives to observe the terms of this Agreement and shall be responsible for any breach of the terms of this Agreement by it or its Representatives; and

c.	The Receiving Party shall return or destroy all Confidential Information (including all copies thereof) within thirty (30) days of receipt of a written request.

In addition to the foregoing, the Receiving Party will not use the Confidential Information (a) in any way detrimental to the Disclosing Party’s shareholders or (b) for any purpose other than in connection with the Proposed Transaction between the Parties.

3.
Exceptions to the Confidentiality and Non-Use Obligations. The obligations imposed by Section 2 hereof shall not apply, or shall cease to apply, to any Confidential Information if or when, but only to the extent that, such Confidential Information:

a.	was known to the Receiving Party prior to the receipt of the Confidential Information; or

b.	was, or becomes through no breach of the Receiving Party's obligations hereunder, known to the public; or

c.	becomes known to the Receiving Party from sources other than the Disclosing Party under circumstances not involving any breach of any confidentiality obligation; or

d.	is independently developed by the Receiving Party, as evidenced by the written records thereof.

It shall not be a breach of the confidentiality obligations hereof for a Receiving Party to disclose Confidential Information where, but only to the extent that, such disclosure is required by law or applicable legal process, provided in such case the Receiving Party shall (i) give the earliest notice possible to the Disclosing Party that such disclosure is or may be required and (ii) reasonably cooperate in protecting such confidential or proprietary nature of the Confidential Information which must so be disclosed.

4.
No Further Agreements Hereunder. Neither Calpine nor LS Power or any parent, subsidiary or affiliate thereof, shall be under any obligation to enter into any further agreements with the other signatory hereto or its parents, subsidiaries or affiliates of any nature whatsoever as a result of this Agreement. The Parties shall be free at all times to hold negotiations or enter into agreements with any other persons whatsoever (including with respect to projects under discussion by the Parties hereto) in addition to or in lieu of the discussions hereunder and any such activities shall not be a breach of this agreement or any obligations owed to the other Party hereunder. Each Party hereto reserves the right, in its sole discretion, to decline, to retract or to reject at any time any proposal which has not yet become legally binding by execution of a written agreement between the Parties with respect thereto, or with respect to any further agreements or business arrangements with the other Party hereto, its parents, subsidiaries or affiliates and to terminate all further discussions and negotiations.

5.
No Representations and Warranties. Each of the Parties make no representation or warranties, express or implied, of any kind to the other Party with respect to the Confidential Information, including without limitation with respect to the accuracy or completeness thereof. Any representations or warranties shall be made thereby, if at all, only in definitive written agreements that may be entered into hereafter.

6.
Termination; Duration of Obligations. Unless sooner terminated by mutual written Agreement of the Parties hereto, this Agreement and the obligations hereunder shall terminate one (1) year from the date hereof.

7.
Entire Agreement. This Agreement represents the entire understanding and agreement of the Parties and supersedes all prior communications, agreements and understandings between the Parties relating to the subject matter hereof.

8.
Waivers; Amendments; Assignment; Counterparts. This Agreement may not be modified, amended or waived except by a written instrument duly executed by both Parties. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. This Agreement may not be assigned by either Party without the prior written consent of the other and shall be binding on, and inure to the benefit of, the respective successors of the Parties thereto. This Agreement may be signed in two or more counterpart originals, each of which shall constitute an original document. The Parties agree that this Agreement can be executed via facsimile signatures and be binding.

9.
Governing Law; Disputes. This Agreement is made subject to and shall be construed under the laws of the State of New York, without giving effect to its principles or rules regarding conflicts of laws, and that the state and federal courts situated in the State of New York shall have exclusive jurisdiction to resolve any disputes with respect to this Agreement or the Confidential Information with each Party irrevocably consenting to the jurisdiction thereof for any actions, suits or proceedings arising out of or relating to this Agreement or the Confidential Information, and each Party irrevocably waives its rights to jury trials with respect thereto.

10.
Remedies. Without prejudice to the rights and remedies otherwise available to either Party, each Party shall be entitled to equitable relief by way of injunction or otherwise if the Receiving Party or any of its Representatives breach or threaten to breach any of the provisions of this Agreement and the Receiving Party shall not plead in defense thereto that there would be an adequate remedy at law.

11.
Non-Publicity: All media releases, public announcements and other disclosures by either Party relating to this Agreement or the subject matter hereof, including promotional or marketing material, but excluding announcements intended solely for internal distribution or to meet legal or regulatory requirements, shall be coordinated with and approved by the other Party prior to release. In addition, the Receiving Party shall refrain from removing, overprinting or defacing any notices of copyright, trademark, logo or other proprietary identifications or notices of confidentiality, from any originals or copies of the Disclosing Party’s Confidential Information.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by their respective, fully authorized representatives as of the date first written above.

Calpine Corporation		LS Power Equity Advisors, LLC
By:	/s/ W. THADDEUS MILLER	By:	/s/ JAMES BARTLETT
Name:	W. Thaddeus Miller	Name:	James Bartlett
Title:	Executive Vice President, Chief Legal Officer & Secretary	Title:	President
Date:	02/19/14	Date:	02/19/14

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